UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Amended Securities Purchase Agreement and Related Instruments

Effective as of February 27, 2020, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) entered into a securities amendment agreement (the “Amendment”) with the holders of $9.2 million principal amount of our outstanding amended and restated 10% senior secured convertible debentures due October 21, 2020 and related outstanding amended and restated common stock purchase warrants to purchase up to 1,663,200 shares of our common stock. The Amendment amends in certain respects the securities purchase agreement among the company and the holders of the debentures originally entered into on September 8, 2018, as previously amended, and provides that the debentures and the warrants are to be amended in certain respects and restated in their entirety. The following descriptions of the material terms of the Amendment, the second amended and restated debentures (the “Debentures”) and the second amended and restated warrants (the “Warrants”) are not complete and are qualified in their entirety by reference to the full text of the Amendment and the forms of the Debentures and the Warrants, copies of which are filed as exhibits hereto and are incorporated herein by reference.

 Pursuant to the terms of the Amendment, the holders of the Debentures waived their rights to the monthly redemption of $1,000,000 in principal amount of the Debentures for the six-month period beginning February 2020 and ending July 2020. The monthly redemptions are to resume beginning in August 2020. The maturity date of the Debentures also has been extended by six months to April 21, 2021, and the conversion price of the Debentures and the exercise price of the Warrants have been reduced to $3.00 per share from $9.52 and $5.87, respectively, per share. The Debentures and the Warrants provide for so-called full-ratchet anti-dilution adjustments in the event we sell or issue shares of common stock or common stock equivalents at an effective price per share less than the conversion price of the Debentures and the exercise price of the Warrants, subject to certain exceptions. The conversion and exercise prices also remain subject to adjustment for stock splits and other customary events.

The Amendment contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of the terms and conditions of the Amendment and of the specific relationship between the parties. The provisions of the Amendment, including such representations and warranties, are not for the benefit of any party other than the parties to the Amendment and are not intended to provide investors or the public to obtain information about the current state of affairs of the parties to the Amendment. Rather, investors and the public should look to the disclosures contained in our filings with the Securities and Exchange Commission for such information.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 regarding the amended and restated Debentures is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed on the accompanying Index to Exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2020	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ JOSEPH C. SHERWOOD III
	Name:	Joseph C. Sherwood III
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Second Amended and Restated 10% Senior Secured Convertible Debenture Due April 21, 2021 (included as Exhibit A to Exhibit 10.1).

4.2	Form of Second Amended and Restated Common Stock Purchase Warrant (included as Exhibit B to Exhibit 10.1).

10.1	Securities Amendment Agreement dated as of February 21, 2020 among Emmaus Life Sciences, Inc. and the Holders thereunder, including Exhibits.

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